UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2017, each of the Honorable David C. Gompert and Mr. Bruce H. Stover informed the Board of Directors (the “Board”) of Bristow Group Inc. (the “Company”) of his intention to retire from the Board, effective March 1, 2018. Neither Mr. Gompert's nor Mr. Stover's stated intent to resign from the Board arose from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Each of Messrs. Gompert and Stover intend to continue to serve on the Board until his retirement on March 1, 2018. The Board has determined that it is in the best interest of the Company to temporarily increase the size of the Board from eleven directors to twelve directors and has appointed Gaurdie E. Banister, Jr. to fill the vacant Board position, effective as of October 1, 2017. Mr. Banister will also serve as a member of the Company’s Compensation Committee. Subsequent to the retirement of each of Messrs. Gompert and Stover from the Board, the Board will be reduced from twelve to ten directors.

Mr. Banister, age 59, retired as president and CEO of Aera Energy LLC (an oil and gas exploration and production company jointly owned by Shell Oil Company and ExxonMobil) in August 2015, having served in that position since 2007. Prior to Aera Energy, he served in executive level positions at Shell Oil, as technical vice president, Upstream Asia Pacific, from 2005 until 2007, and Upstream Americas from 2003 until 2005, overseeing drilling and development activities. From 2001 until 2003 he served as vice president of Business Development and Technology. He was president USA and executive vice president of Shell Services EP Gas and Power from 1998 to 2001. Mr. Banister joined Shell Oil in 1980 as an offshore facilities engineer. He holds a B.S. in metallurgical engineering from the South Dakota School of Mines and Technology and in 2007 the university awarded him an honorary doctorate degree. He also received an honorary doctorate degree in 2002 from Fort Valley State University.

In connection with his appointment to the Board effective as of October 1, 2017, the Company anticipates entering into an indemnity agreement with Mr. Banister whereby, among other things, the Company will agree to provide him with directors’ and officers’ liability insurance, indemnification against certain claims and the advancement of related expenses.

Mr. Banister will receive customary compensation from the Company for serving as a non-employee director, in accordance with the Company’s director compensation program as described in the Company’s proxy statement for its 2017 annual meeting of stockholders, filed with the Securities and Exchange Commission on June 22, 2017, as modified as described in Item 8.01 below. There are no transactions between Mr. Banister and the Company that would be reportable under Item 404(a) of Regulation S-K, and no arrangements or understandings with any other persons pursuant to which he was selected.

Item 8.01    Other Events

On September 21, 2017, the Board of Directors approved a ten percent reduction in the annual director fee paid to each non-employee director. The Board decided to reduce this fee in furtherance of the Company’s overall efforts to reduce costs and improve financial performance. The reduction will become effective October 1, 2017, and apply to all non-employee directors. As of October 1, the Chairman of the Board, Thomas C. Knudson, will be paid an annual fee of $225,000, while each of the other non-employee directors will be paid an annual fee of $81,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: September 25, 2017	By:	/s/ David C. Searle
David C. Searle
Interim General Counsel and Corporate Secretary